EXHIBIT 10.22
          OPERATING AGREEMENT OF
          WOODVIEW ESTATES, LLC
     A CALIFORNIA LIMITED LIABILITY COMPANY

     In accordance with the Beverly-Killea Limited Liability Company Act and subject to the Articles of Organization, which were filed on February 1, 2001 with the Secretary of State of California, the members of WOODVIEW ESTATES, LLC, listed on the signature page, make the following agreement on February 15, 2001 regarding the conduct of the business and affairs of WOODVIEW ESTATES, LLC, a California limited liability company ("Company"):

          ARTICLE 1. DEFINITION OF TERMS

     1.01 When used in this agreement, the following terms have the meanings set forth here:

          (a)  "Act" means California's Beverly-Killea Limited
Liability Company Act as set forth in Corporations Code Title 2.5.

          (b) "Agreement" means this operating agreement, as originally executed and as amended from time to time.

          (c) "Articles" means the Articles of Organization for the Company as originally filed with the Secretary of State and as amended from time to time.

          (d) "Available cash" of the Company means all cash funds of the Company on hand from time to time (other than cash funds obtained as contributions to the capital of the Company by the members and cash funds obtained from loans to the Company), after (1) payment of all operating expenses of the Company as of such time,
(2) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (3) provision for a working capital reserve, as defined below.

          (e) "Bankruptcy" means, and a member is deemed a "Bankrupt Member" on, (1) the entry of a decree or order for relief against the Member by a court of competent jurisdiction in any involuntary case brought against the Member under any bankruptcy, insolvency, or similar law ("Debtor Relief Laws") that generally affect the rights of creditors and relief of debtors; (2) the appointment of a receiver, liquidator, assignee, custodian, conservator, trustee or similar agent under Debtor Relief Laws for the Member or for any substantial portion of the Member's assets; (3) the issuance of an order for the winding up and/or liquidation of the Member's affairs;
(4) the filing of a petition in any involuntary bankruptcy case that remains undismissed or suspended under the federal bankruptcy laws;
(5) the commencement by a Member of voluntary case under any applicable Debtor Relief Law; (6) the written admission of a Member that the Member is unable to pay the Member's debts as they become due; (7) the consent by any Member to the entry of an order for relief in any involuntary case, or to the appointment of (or the taking of possession by) a receiver, liquidator, assignee, custodian, conservator, trustee or similar agent under Debtor Relief Law for the Member or for any substantial portion of the Member's assets; or (8) the making by a Member of any general assignment for the benefit of creditors.

          (f)  "Capital account" means the individual
accounts established and maintained pursuant to Paragraph 3.04.

          (g) "Capital contribution" means the total value of cash and agreed fair market value of property contributed and agreed to be contributed to the Company by each Member, as shown in Exhibit A, as the same may be amended from time to time.

          (h)       "Code" means the Internal Revenue Code
of 1986, as amended. All references in this Agreement to sections of the Code include any corresponding provision or provisions of succeeding law.

          (i)  "Company" means WOODVIEW ESTATES,
LLC, a California limited liability company.

          (j)        "Company Minimum Gain" shall have the
meaning ascribed to the term "Partnership Minimum Gain" in the Regulations Section 1.704-2(d).

          (k) "Distributable Cash" shall mean the amount of cash which the Managers deem available for distribution to the Members, taking into account all debts, liabilities, and obligations of the Company then due, and working capital and other amounts which the Managers deem necessary for the Company's business or to place into reserves for customary and usual claims with respect to such business.

          (l) "Economic Interest" means a Member's right to share in the income, gains, losses, deductions, credit or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member, including the right to vote or to participate in management.

          (m) "Entity" means any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, and foreign association of like structure.

          (n) "Interest" in the Company means the entire ownership interest of a Member in the Company at any particular time, including the right of the Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of the Member to comply with all of the terms and provisions of this Agreement.

          (o)  "Manager" means an individual appointed
by consent of all Members and having the authority as set forth in this Agreement.

          (p)       "Member" means each person who is an
original signatory to the Agreement and has been admitted to the Company as a Member, or who is an assignee that has been admitted to the Company as a Member that has not resigned, withdrawn, or been dissolved.

          (q)  "Member Nonrecourse Debt" shall have
the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

          (r)  "Member Nonrecourse Deductions"
shall mean items of Company loss, deduction, or Code
Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

          (s)        "Percentage Interests" of a Member
means the percentage of the Member set forth opposite the name of the Member in Exhibit A attached to this Agreement, as the percentage may be adjusted from time to time pursuant to the terms of this Agreement.

          (t)  "Principal office" means the office
of the agent of this Company as shown in its Articles.

          (u)  "Pro Rata Part" means the proportion
that a percentage interest of a Member bears to the aggregate interest in the Company of all Members.

          (v)       "Share" refers to an interest in the
Company representing a contribution to capital.
Whenever reference is made to "percentage interest," a share may be converted into the same by dividing a Member's number of shares by the total of all shares outstanding.

          (w)  "Substitute Member" means any
individual or entity that is admitted into membership on the written consent of all Members in accordance with Paragraph 3.11.

          (x)  "Tax Matters Member" means the
Member chosen pursuant to Internal Revenue Code
Section 623 1 (a)(7) to deal with the Internal Revenue
Service on tax matters.


     ARTICLE 2. ORGANIZATION OF COMPANY

     2.01    Formation of Company.  The Members have
formed a limited liability company under the Act by properly executing and filing the Articles and executing this Agreement. The rights, duties, and liabilities of the Members and the Manager are determined pursuant to the Act, the Articles, and this Agreement.

     2.02    Company Name.  The name of the Company is
WOODVIEW ESTATES, LLC. The Company will transact business under that name. However, the Company may conduct business under another name if the Manager thinks it advisable, provided that the Manager complies with the Act and any other applicable laws, file fictitious name certificates and the like, and file any necessary amendments.

     2.03    Company Purpose.  The purpose of the
Company is to engage in any business activity permitted by the Act specifically to acquire and develop the real estate located at San Marin Drive and Simmons in Novato, California.

     2.04    Term.  The Company existence commenced
on the Effective Date and shall continue until dissolved and liquidated pursuant to the provisions of Article 21.

     ARTICLE 3. MEMBERS AND
              MEMBERSHIP INTERESTS

     3.01 Names, Addresses, and Initial Capital Contributions of Members. Members, their respective addresses, their capital contributions to the Company, and their respective percentage interests in the Company are set forth on Exhibit A, attached to this Agreement and made a part of it. Each Member agrees to make the initial contribution and required subsequent installments equaling the total capital contribution set out in Exhibit A as directed by the Manager at its sole discretion.
The Members acknowledge and agree that the development project ("Project") which is to be the principal business of the Company is as follows:

     Acquisition of certain real estate known as the "Woodview Property" consisting of approximately
     17 acres located in Novato, California
     APN #124-01-11 (the "Property").

     Following the acquisition, the Property will be further developed with the end result to be the construction of 20 single family dwellings.

     The development of the Property, the financing and the division of profits and losses will be conducted as set forth in the letter agreement between the Members dated June 29, 2000, attached hereto as Exhibit B.

     3.02    Future Contributions.  No Member is
required to make any capital contribution to the Company other than the capital contribution required to be made under Paragraph 3.01 without the Member's prior written consent. To the extent authorized by all of the Members, subsequent contribution must be in amounts and may be in the any type of property as is agreed on by the Managers.

     3.03    Member Loans or Services.
Loans or services by any Member to the Company may not be considered to be contribution to the capital of the Company, except as set out in Exhibit "A".

     3.04    Capital and Capital Accounts.

          (a)    The initial Capital Contribution
of each Member is as set forth in Exhibit A. No interest may be paid on any Capital Contribution.

          (b)    The Company will establish and
maintain individual Capital Accounts on behalf of each Member, including any additional or Substituted
Member who shall subsequently receive any interest in the Company. The capital account of each Member consists of (1) the amount of cash the Member has contributed to the Company, less (2) any liabilities assumed by the Company or to which the property is subject, plus (3) the amount of profits or income
(including tax-exempt income) allocated to the Member, less (4) the amount of losses and deductions allocated to the Member, less (5) the amount of all cash distributed to the Member, less (6) the fair market value of any property distributed to the Member, net of any liability assumed by the Member or to which the property is subject, less (7) the Member's share of any other expenditures that are not deductible by the Company for federal income tax purposes or that are not allowable as additions to the basis of Company property, and (8) subject to any other adjustments that may be required under the Code. The Capital Account of a Member is not affected by any adjustments to basis made pursuant to Section 743 of the Internal Revenue Code, but must be adjusted with respect to adjustments to basis made pursuant to Section
734 of the Internal Revenue Code.

          (c)    No Member has the right to withdraw
his or her Capital Contribution or to demand and receive property of the Company or any distribution in return for his or her Capital Contribution, except as may be specifically provided in this Agreement or required by law. No Member may receive out of Company property any part of his, her, or its Capital Contribution until
(1) all liabilities of the Company, except liabilities to the Members on account of their loans, have been paid or sufficient Company property remains to pay them, and (2) all Members consent unless the return of the contributions to capital is rightfully demanded as provided in the Act.

          (d)   Subject to the provisions of subparagraph
(c) of this paragraph, a Member may rightfully demand the return of his or her or its Capital Contribution (1) on the dissolution of the Company, or (2) as may otherwise be provided in the Act.
A Member may demand and receive only cash in return for the Member's Capital Contribution.

     3.05 Admission of Additional Capital. Additional capital may be contributed to the Company, but only on the written consent of all Members.

     3.06 Admission of Additional Members. The Members may admit to the Company additional Members to participate in the profits, losses, available cash flow, and ownership of the assets of the Company on such terms as are determined by all of the Members. Admission of any additional Member requires the written consent of all Members then having any interest in the Company. Any additional Members are allocated gain, loss, income, or expense by the method provided in this Agreement.

     3.07 Limitation on Liability. No Member is liable under a judgment, decree, or order of the court, or in any other manner, for a debt obligation, or liability of the Company, except as provided by law. No Member is required to loan any funds to the Company.

     3.08 No Individual Authority. Unless expressly provided in this Agreement no Member, acting alone, has any authority to act for, or to undertake or assume, any obligation, debt, or responsibility on behalf of the Company or any other Member of the Company without the Manager or that Member's express written consent to so act.

     3.09 No Member Responsible for Other Member's Commitment. In the event that a Member (or a Member's shareholders, partners, members, owners, or affiliates) has incurred any indebtedness or obligation before the date of this Agreement that relates to or otherwise affects the Company, neither the Company nor any other Member has any liability or responsibility with respect to the indebtedness or obligation unless the indebtedness or obligation is assumed by the Company pursuant to a written instrument signed by all Members. Furthermore, neither the Company nor any Member is responsible or liable for any indebtedness or obligation that is subsequently incurred by any other Member (or a Member's shareholder, partners, members, owners, or affiliates). In the event that a Member (or a Member's shareholders, partners, members, owners, or affiliates; collectively called the "liable Member"), whether before or after the date of this Agreement, incurs (or has incurred) any debt or obligation that neither the Company nor any of the other Members is to have any responsibility or liability for, the liable Member must indemnify and hold harmless the Company and the other Members from any liability or obligation they may incur in respect of the debt or obligation.

     3.10    Transfer and Assignment of Membership Interests.
No Member may assign, convey, sell, encumber, or in any way alienate all or any part of his, her or its interest in the Company as a Member without prior written consent of all other Members, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the remaining Members may determine in their sole discretion. Transfers in violation of this section are effective only to the extent set forth in Subparagraph 3.13(b), below.

     3.11    Further Restrictions on Membership Transfers.
No Member may assign, convey, sell, encumber, or in any way alienate all or any part of his, her or its interest in the Company (1) without registration under applicable federal and state securities laws, or unless he, she or it delivers an opinion of counsel satisfactory to the Company that registration under those laws is not required; or (2) if the interest to be sold or exchanged, when added to the total of all other sold or exchanged in the preceding twelve (12) consecutive months prior to that time, would result in the termination of the Company under Section 708 of the Internal Revenue Code or other adverse effect on the Company's tax or legal status.

     3.12 Substitute Members. A transferee may become a Substitute Member if (1) the requirements of Subsections
3.10 and 3.11, above, are met; (2) the person executes an instrument satisfactory to the remaining Members accepting and adopting the terms and provisions of this Agreement; and (3) the person pays all reasonable expenses in connection with his or her admission as a remaining Member.

     3.13     Effect of Transfer.

          (a) Any permitted transfer of all or any portion of a Member's interest in the Company takes effect on the first day of the month following receipt by the Members of written notice of transfer. Any transferee of an interest in the company takes subject to the restrictions on transfer imposed by this Agreement.

          (b) On a transfer of a Member's interest in the Company in violation of this Agreement, the transferee has no right to participate in the management of the business and affairs of the Company or to become a Member, but the transferee is entitled only to receive the share of profits or other compensation by way of income and the return of contributions to which the transferor of the interest in the Company would otherwise be entitled.

     3.13 Right of First Negotiation. If any Member desires to transfer all or any part of his, her or its Membership Interest, such Member shall notify the Company and the other
Members in writing of such desire and, for a period of thirty
(30) days thereafter, the Members and the Company shall negotiate with respect to the purchase of such Member's
Membership Interest. During such period, the Member desiring to transfer such Membership Interest may not solicit a transferee for such Membership Interest.

     3.14    Right of first Refusal. If the period described in
Section 3.14 expires without an agreement being reached as to the purchase of the Membership interest referred to therein, the Member desiring to transfer his, her or its Membership Interest may solicit transferees. In such event, each time a Member proposed to transfer all or any part of his, her or its Membership interest, such Member shall first offer such Membership Interest to the Company and the non-transferring Members in accordance with the following provisions:

                (a) Such Member shall deliver a written notice ("Option Notice") to the Company and the other Members stating
(i) such Member's bona fide intention to transfer such Membership interest, (ii) the Membership Interest to be transferred, (iii) the purchase price and terms of payment for which the Member proposes to transfer such Membership Interest and (iv) the name and address of the proposed transferee.

                (b) Within thirty (30) days after receipt of the Option Notice, the Company shall have the right, but not the obligation, to elect to purchase all or any part of the Membership Interest upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, the Company may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Manager.
If the Company exercises such right within such thirty (30) day period, the Manager shall give written notice of that fact to the transferring and non-transferring Members.

          (c) If the Company fails to elect to purchase the entire Membership Interest proposed to be transferred within the thirty (30) day period described in Paragraph 3.14(b), the non-transferring Members shall have the right, but not the obligation, to elect to purchase any remaining share of such Membership Interest upon the price and terms of payment designated in the Option Notice.
If the Option Notice provides for the payment of non-cash consideration, such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the noncash consideration offered as determined by the Manager. Within sixty (60) days after receipt of the Option Notice, each non-transferring Member shall notify the Manager in writing of his, her or its desire to purchase a portion of the Membership Interest proposed to be so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Membership Interest which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such Membership Interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the Membership
Interest being transferred. In the event any Member elects to purchase none or less than all of his, her or its pro rata share of such Membership Interest, then the other Members can elect to purchase more than their pro rata share.

                (d) If the Company and the other Members elect to purchase or obtain any or all of the Membership Interest designated in the Option Notice, then the closing of such purchase shall occur within the ninety (90) days after receipt of such notice and the transferring Member, the Company and/or the other Members shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase.

                (e) If the Company and the other Members elect not to purchase or obtain, or default in their obligation to purchase or obtain, all of the Membership Interest designated in the Option Notice, then the transferring Member may transfer the portion of the Membership Interest described in the Option Notice not so purchased, to the proposed transferee, providing such transfer
(i) is completed within thirty (30) days after the expiration of the Company's and the other Members' right to purchase such Membership Interest, (ii) complies with Paragraphs 3.10, 3.11,
3.12 and 3.13 relating to unanimous consent of Managers who are Members, securities and tax requirements.

     ARTICLE 4. POWER TO AMEND AGREEMENT

     4.01 The Power to adopt, alter, amend, or repeal this Agreement is vested entirely in the Members of the Company.

     ARTICLE 5. MANAGEMENT RIGHTS IN MANAGERS

     5.01 The right to exercise the powers of the Company and to manage the business and affairs of the Company is vested entirely in the Managers.

     ARTICLE 6. ELECTION OF MANAGERS

     6.01 (a) The initial Managers specified in the Articles of Organization and Exhibit "A" attached hereto will serve as Managers for the period specified in the Articles of Organization or until resignation or removal.

                (b) Managers may be elected at a special meeting called for the purpose of electing Managers. Managers may also be designated by the unanimous written consent of the Members.

                (c)   The term of service for the Managers is
perpetual unless removed by the affirmative vote of a majority in interest of the Members.

     ARTICLE 7. REMOVAL OF MANAGERS

     7.01    (a)   The Members may remove a Manager before
the expiration of the Manager's term specified in this Agreement by the affirmative vote of a majority in interest of the Members.

                (b) At any meeting of Members called expressly for the purpose, a Manager may be removed for any reason, with or without cause, on a resolution adopted by all of the Members.

     ARTICLE 8. ACTION BY MANAGERS

     8.01 The Managers have full authority to act on behalf of the Company and its Members in its best interest.

     ARTICLE 9. COMPENSATION OF MANAGERS

     9.01 Members have authority to establish reasonable compensation of all Managers for services to the Company.
The compensation may include pensions, disability benefits, and death benefits.

     ARTICLE 10. EXECUTION OF DOCUMENTS

     10.01 The Managers and Members have the authority to execute documents and instruments for the acquisition, mortgage, or disposal of property on behalf of the Company.

     ARTICLE 11. MEETINGS OF MEMBERS

     11.01 No annual or regular meetings of Members are required to be held. However, if such meetings are held, all meetings of Members must take place at 2406 Merced Street, San Leandro, California. The Members are authorized to designate, from time to time, a place or places other than that specified above as the place for meetings of the Members. Any Member may call a special meeting by giving at least ten (10) days' written notice to all other Members. The notice must specify the date, time, and place of the special meeting and the purpose for calling the meeting. Notice of the meeting must be delivered personally to the Members or sent to each Member by United States mail or facsimile machine at the Member's address as shown on the records of the Company. For mailed notice, the notice must be deposited in the United States mail at least twelve
(12) days before the time the meeting is held.



     ARTICLE 12. QUORUM

     12.01 At all meetings of the Members, a majority in interest of Members must be present to constitute a quorum for transaction of business.

     ARTICLE 13. ACTIONS BY MEMBERS AND VOTING
                                    RIGHTS

     13.01 Votes Required to Act. An act of the Members of record is effective if the majority in interest of Members' votes adopt the act at a meeting at which a quorum of Members is present. The voting rights of the Members will be according to the Member's Percentage Interest in the Company.

     13.02   Actions of Tax Matters Member. The Tax Matters
Member of the Company, chosen pursuant to Internal Revenue
Code Section 623 1 (a)(7), is Britt Evans, President of
Westco Community Builders, Inc., which has the same authority as granted by the Internal Revenue Code to a tax matters partner.

     ARTICLE 14. ACTION BY CONSENT WITHOUT
                                    MEETING.

     14.01 Any action permitted to betaken by the Members maybe taken without a meeting if all Members individually or collectively consent by signing a written approval of the action. Any action by written consent shall have the same force and effect as a unanimous vote of the Members.

     ARTICLE 15. RECORD DATE

     15.01 Only persons whose names are listed as Members in the official records of the Company fifteen (15) days before any meeting of the Members are entitled to notice of or to vote at that meeting.

     ARTICLE 16. VOTE BY PROXY

     16.01 Members may vote either in person or by proxy. Proxies must be executed in writing by the Members. A telegram, cablegram, or similar transmission by the Member or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a Member is deemed an execution in writing for purposes of this Agreement.

               ARTICLE 17

ALLOCATIONS OF NET PROFITS AND NET LOSSES
     AND DISTRIBUTIONS

     17.01   Allocations of Net Profit and Net Loss.

          A. Net Loss. Net Loss shall be allocated to the Members in proportion to their Percentage Interests. Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member (I)if such loss allocations do not also create deficit Capital Account balances to all other Member(s), and (2) in excess of an amount if any, equal to such Member's share of Company Minimum Gain. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent that other Members are not limited in respect of the allocation of losses under this Section 17.01 A). Any loss reallocated under this Section 17.01 A shall be taken into account in computing subsequent allocations of income and losses pursuant to this
Article 17, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this Article 17, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article 17 if no reallocation of losses had occurred under this Section 17.01A.

          B. Net Profit. Net Profit shall be allocated to the Members in proportion to their Percentage Interests.

     17.02   Special Allocations. Notwithstanding Section 17.01:

          A. Minimum Gain Charge back. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to this Section 17.02A shall be made in proportion to the amounts required to be allocated to each Member under this Section 17.02A. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f).
This Section 17.02A is intended to comply with the minimum gain charge back requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                 B. Charge back of Minimum Gain Attributable to Member Nonrecourse Debt. If there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each Member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to this Section 17.02B shall be made in proportion to the amounts required to be allocated to each Member under this Section 17.02B. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 17.0213 is intended to comply with the minimum gain charge back requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          C.   Nonrecourse Deductions. Any nonrecourse
deductions (as defined in Regulations Section 1. 704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage
Interests.

          D .   Member Nonrecourse Deductions.
Those items of Company loss, deduction, or Code Section
705 (a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member
Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

          E.   Qualified Income Offset. If a Member
unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5)or(6), or any other event creates a deficit balance in such Member's Capital Account in excess of such Member's share of Company Minimum
Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to the Section 17.02E shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article 17 so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article 17 to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 17.02E if such unexpected adjustments, allocations, or distributions had not occurred.

     17.03   Code Section 704(c) Allocations.
Notwithstanding any other provision in this Article 17, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution.
Allocations pursuant to this Section 17 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

     17.04    Allocation of Net Profits and Losses
and Distributions in Respect of a Transferred Interest.
If any Economic Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such items is attributable
(i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member or Assignee based upon his or her respective Economic Interest at the close of such day.

          However, for the purpose of accounting
convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, an Economic Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15' day of the month).

          Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning
Economic Interests as of the date such sale or other disposition occurs.

     17.05   Distributions of Distributable Cash by the
Company. Subject to applicable law and any limitations contained elsewhere in this Agreement, the Managers may elect from time to time to distribute Distributable Cash to the Members, which distributions shall be in the following order of priority:

          (i)   To the Members in proportion to their
unreturned Capital Contributions until each Member has recovered its Capital Contribution plus preferred returns and fees as follows (and as described in paragraph 7 of Exhibit B):

          (a)  As each home in the Project is sold, an
allocation will be made by the Members of the Capital
Contributions related to such home and such Contributions will be first repaid.

          (b)  As each home in the Project is sold, a
payment to Member Westco Community Builders, Inc. for a management fee equal to 3% of the selling price of the home sold.

          (c)  As each home in the Project is sold,
payment of a preferred return equal to 12% per annum on the Capital Contribution allocated to the home sold from the date the capital was contributed to the date of repayment.

                 (ii)  To the Members in proportion to their
Percentage Interests (50% each assuming no new Members are admitted).

All such distributions shall be made only to the persons who, according to the books and records of the Company, \are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Subject to Section 17.07, neither the Company nor any Manager shall incur any liability for making distributions in accordance with this Section 17.05.

     17.06 Form of Distribution. A Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. Except as provided in the Act, no Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other
Members and no Member may be compelled to accept a distribution of any asset in kind.

     17.07    Restriction on Distributions.

          A.   No distribution shall be made if, after
giving effect to the distribution:

                 (i)    The Company would not be able
to pay its debts as they become due in the usual course of business; or

                 (ii)   The Company's total assets would
be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving this distribution.

          B.   The Managers may base a determination
that a distribution is not prohibited on any of the following:

                 (i)       Financial statements prepared on the
basis of accounting practices and principles that are reasonable in the circumstances;

                 (ii)  A fair valuation-, or

                 (iii) Any other method that is reasonable in the circumstances.

     Except as provided in Corporations Code Section 17254(e), the effect of a distribution is measured as of the date the distribution is authorized if the payment occurs within 120 days after the date of authorization, or the date payment is made if it occurs more than 120 days of the date of authorization.

          C.   A Member or Manager who votes for a
distribution in violation of this Agreement or the Act is personally liable to the Company for the amount of the distribution that exceeds what could have been distributed without violating this Agreement or the Act if it is established that the Member or Manager did not act in compliance with Section 17.07 or those sections of the Act relating to dissolution. Any Member or Manager who is so liable shall be entitled to compel contribution from
(i) each other Member or Manager who also is so liable and
(ii) each Member for the amount the Member received with knowledge of facts indicating that the distribution was made in violation of this Agreement or the Act

     17.08 Return of Distributions. Members and Assignees who receive distributions made in violation of the Actor this Agreement shall return such distributions to the Company. Except for those distributions made in violation of the Act or this Agreement no Member or Assignee shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or Assignee or paid by a Member or Assignee for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Assignee.

     17.09  Obligations of Members to Report Allocations.
The Members are aware of the income tax consequences of the allocations made by this Article 17 and hereby agree to be bound by the provisions of this Article 17 in reporting their shares of Company income and loss for income tax purposes.

     17.10   Approved Project and Budgeted Costs.
The Project to be developed is asset forth in Section 3.01 herein above. The approximate costs for the Project are set forth in that certain letter agreement between the Members dated June 29,2000 attached hereto as Exhibit B; the approximate costs set forth in Exhibit B shall be deemed Approved Costs of the Project and paid by the Company under this Agreement. The Members understand and agree that Exhibit B is preliminary in nature and may be revised throughout the development.
All consultants, design and other professionals and contractors shall be selected by Member Westco
Community Builders, Inc. or its assignee.

     ARTICLE 18. INDEMNIFICATION OF MEMBERS
           AND MEMBERS' FIDUCIARY DUTIES

     18.01 The Company will indemnify Members for any act taken in the capacity of a Member, other than acts that involve a breach of fiduciary duty. The standard of the fiduciary duty a Member owes to the Company and to its Members are those of a partner to a partnership and to the partners of the partnership. A Member's standard of conduct owed to the Company and other Members is to act in the highest good faith to the Members, and a Member may not seek to obtain an advantage in the Company affairs by the slightest misconduct, misrepresentation, concealment, threat, or adverse pressure of any kind.



     ARTICLE 19. INDEMNIFICATION OF MANAGERS
              AND MANAGERS' FIDUCIARY DUTIES

     19.01. The Company shall indemnify Managers for any act taken in the capacity of a Manager, other than acts that involve a breach of fiduciary duty. The standard of the fiduciary duties a Manager owes to the Company and to its Members are those of a partner to a partnership and to the partners of the partnership. A Manager's standard of conduct owed to the Company and other Members is to act in the highest good faith to the Members, and a Manager may not seek to obtain an advantage in the Company affairs by the slightest misconduct misrepresentation, concealment threat, or adverse pressure of any kind.

     ARTICLE 20. COMPANY RECORDS AND REPORTS

     20.01. Records and Accounting, Fiscal Year. The books and records of the Company must be kept and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the company for federal and state income tax purposes.
The books and records of the Company must reflect all Company transactions and must be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for federal income tax purposes is the calendar year.

     20.02.   Access to Accounting Records. All books
and records of the Company must be maintained at any office of the Company or at the Company's principal place of business, and each Member, and his, her or its duly authorized representative, must have access to them at the office of the Company and the right to inspect and copy them at reasonable times.

     20.03.   Annual and Tax Information. The Members
must use their best efforts to cause the Company to deliver to each Member, within forty-five (45) days after the end of each fiscal year, all information necessary for the preparation of each Member's federal income tax return. The Members must also use their best efforts to cause the Company to prepare, within forty-five (45) days after the end of each fiscal year, a financial report of the Company for the fiscal year, which must contain a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of sources and application of funds, and a statement of sources and applications of funds, and a statement of reconciliation of the capital accounts of the Members.

     ARTICLE 21. DISSOLUTION OF COMPANY

     21.01. The Company shall be dissolved, its assets shall be disposed of, and its affairs shall be wound up on the first to occur of the following events:

     (a)   A determination by Members owning more
than fifty percent (50%) of the weighted Percentage Interests in the Company that the Company should be dissolved.

     (b) The expiration of the Company term as stated in the Articles.

     (c) On the death, insanity, bankruptcy, retirement, resignation, or expulsion of any Member unless at least fifty percent (50%) of the remaining Members consent to continue the Company within ninety (90) days of the dissolution event.

     (d) At any earlier time as may be provided by applicable law.

     ARTICLE 22. REPRESENTATIONS

     Each Member hereby represents and warrants to, and agrees with, the Members and Company as follows:

     22.01. He, she or it is capable of evaluating the risks and merits of an investment in the Company and of protecting its own interest in connection with this investment. This representation and warranty (along with those contained in sub-articles 22.02-22.12 below) also runs to the following individuals who have signed for the Members:
Britt Evans and Lawrence Weissberg.

     22.02. He, she or it has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.

     22.03.   He, she or it is acquiring the Membership
Interest for investment purposes for its own account and not with a view to or for sale in connection with any distribution of all or any part of the Membership
Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.

     22.04. He, she or it is financially able to bear the economic risk of an investment in the Membership, including the total loss thereof.

     22.05.   He, she or it acknowledges that the
Membership Interest has not been registered under the Securities Act of 193 3, as amended (the "Securities
Act' '), or qualified under any blue sky laws in reliance, in part, on his, her or its representations, warranties and agreements herein.

     22.06.   He, she or it represents, warrants and
agrees that the Company is under no obligations to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist it in complying with any exemption from registration and qualification.

     22.07.   Without limiting the representations
set forth above, he, she or it will not make any disposition of all or any part of the Membership Interest which will result in the violation by it or by the Company of the Securities Act or any other applicable securities laws.

     22.08.   He, she or it understands that the
certificates (if any) evidencing the Membership Interest may bear any legend required by applicable securities laws.

     22.09.   He, she or it acknowledges that the
Membership Interest is a speculative investment which involves a substantial degree of risk of loss by it of his, her or its entire investment in the Company, that he, she or it understands and takes full cognizance of the risk factors related to the purchase of the Membership
Interest, and that the Company is newly organized and has no financial or operating history.

     22.10. He, she or it acknowledges that there are substantial restrictions on the transferability of the Membership Interest pursuant to this Agreement, that there is no public market for the Membership Interest and none is expected to develop, and that accordingly, it may not be possible for it to liquidate his, her or its investment in the Company.

     22.11.   Neither the Members, any agent or
employee of the Company or of the Members, nor any other person has at any time guaranteed or warranted to him, her or it that he, she or it may freely transfer the Membership Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Membership Interest, that past performance or experience on the part of any Member or any other person in any way indicates the predictable results of the ownership of the Membership
Interest or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to the Members by any specific date or will be made at all or that any specific tax benefits will accrue as a result of an investment in the Company.

     22.12.   He, she or it acknowledges that the
tax consequences to him, her or it of investing in the Company will depend on his, her or its particular circumstances, and neither the Company, the Members, nor any other person will be responsible or liable for the tax consequences to him, her or it of an investment in the Company. He, she or it will look solely to, and rely upon, his, her or its own advisers with respect to the tax consequences of this investment.

     ARTICLE 23. CONSEQUENCES OF DISSOLUTION
          EVENTS ON TERMINATION
           OF MEMBER'S INTEREST

     23.01 Dissolution Event. Upon the occurrence of the events specified in Paragraph 2 1.01 (c) and the remaining
Members' consent to continue the Company as specified, the Company and/or remaining Members ("Remaining Members") shall have the right to purchase, and if such right is exercised, the Member whose actions or conduct resulted in the dissolution event ("Former Member") shall sell, the Former Member's
Membership Interest ("Former Member's Interest") as provided in this Article 23.

     23.02    Withdrawal. Upon the withdrawal by a
Member in the absence of the consent of all Remaining
Members, such Member shall be treated as a Former
Member, and, unless the Company dissolves as a result of such withdrawal, the Company and/or the Remaining
Members shall have the right to purchase, and if such right is exercised, the Former Member shall sell, the Former Member's Interest as provided in this
Article 23.

     23.03    Purchase Price. The purchase price for
the Former Member's Interest shall be the fair market value of the Former Member's Interest as determined by an independent appraiser jointly selected by the Former Member and by Remaining Members holding a majority of the remaining Membership Interests.
The Company and the Former Member shall each pay one-half of the cost of the appraisal.
Notwithstanding the foregoing, if the Dissolution
Event results from a breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach.

     23.04    Notice of Intent to Purchase. Within
thirty (30) days after the fair market value of the Former Member's Interest has been determined in accordance with Section 23.03, each Remaining
Member shall notify the Members in writing of his, her or its desire to purchase a portion of the Former
Member's Interest. The failure of any Remaining
Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member's
Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member's Interest in the same proportion that the Membership Interest of the Remaining Member bears to the aggregate of the Membership Interests of all of the Remaining
Members electing to purchase the Former
Member's Interest.

     23.05    Election to Purchase Less Than
All of the Former Member's Interest. If any
Remaining Member elects to purchased none or less than all or his, her or its pro rata share of the Fortner Member's Interest, then the Remaining Members can elect to purchase more than their pro rata share. If the Remaining
Members fail to purchase the entire interest of the Former Member, the Company may purchase any remaining share of the Former
Member's Interest.

     23.06    Payment of Purchase Price.
The Company or the Remaining Members,
as the case may be, shall pay at the closing one-fifth (1/5) of the purchase price and the balance of the purchase price shall be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Code for the month in which the initial payment is made, but the Company and the Remaining
Members shall have the right to prepay in full or in part at any time without penalty. The obligation of each purchasing Remaining Member, and the Company, as applicable, to pay its portion of the balance due shall be evidenced by a separate promissory note executed by the respective purchasing Remaining Member or the Company, as applicable. Each such promissory note shall be in an original principal amount equal to the portion owed by the respective purchasing Remaining
Member or the Company, as applicable. The promissory note executed by each purchasing
Remaining Member shall be secured by a pledge of that portion of the Former Member's Interest purchased by such Remaining Member.

     23.07    Closing of Former Member's Interest.
The closing for the sale of a Former Member's
Interest pursuant to this Article 23 shall be held at 10:00 a.m. at the principal office of Company no later than sixty (60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday or California legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Former Member shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member's
Interest. The Former Member, the Company and the
Remaining Members shall do all things and execute and deliver all papers as may be reasonably necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

     ARTICLE 24. MISCELLANEOUS PROVISIONS

     24.01.   Complete Agreement . This Agreement and
the Articles of this Company constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter described. This Agreement and the Articles replace and supersede all prior agreements by and among any of the Members. This Agreement and the Articles supersede all prior written and oral statements; no representation, statement, or condition or warranty not contained in this Agreement or the Articles is binding on the Members or has any force or effect.

     24.02.   Governing Law. This Agreement and the
rights of the parties under this Agreement will be governed by, interpreted, and enforced in accordance with the laws of the State of California.

     24.03. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement is binding on and inures to the benefit of the Members, and their respective distributees, successors, and assigns.

     24.04.   Severability If any provision of this
Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, the provision is fully severable;
this Agreement is construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision; and there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     24.05.   Multiple Counterparts. This Agreement
may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument. However, in making proof only one copy signed by the party to be charged is required.

     24.06.   Additional Documents and Acts. Each
Member agrees to execute and deliver additional documents and instruments and to perform all additional acts necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by it.

     24.07. No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties to it, and their respective successors and assigns, subject to the express provisions of the Agreement relating to successors and assigns, and no other person has or will have any rights, interest, or claims under this Agreement as a third-party beneficiary or otherwise.

     24.08.   Tax Consequences. Members acknowledge
that the tax consequence of each Member's investment in the Company is dependent on each Member's particular financial circumstances. Each Member will rely solely on the Member's financial advisors and not the Company.
The Company makes no warranties as to the tax benefits that the Members receive or will receive as a result of the Member's investment in the Company.

     24.09. Notices. Any notice to be given or to be served on the Company or any party to this Agreement in connection with this Agreement must be in writing and is deemed to have been given and received when delivered to the address specified by the party to receive the notice. Notices must be given to each Member at the address specified in Exhibit A. Any
Member or the Company may, at any time, designate any other address in substitution of the foregoing address to which notice will be given by giving written notice to the other Members and the Company thirty (3 0) days before the date of delivery of the notice.

     24.10.   Amendments. All Amendments to
this Agreement must be in writing and signed by all of the Members.

     24.11.   Title to Company Property. Legal
title to all property of the Company must be held and conveyed in the name of the Company.

     24.12.   Reliance on Authority of Person
Signing Agreement. In the event that a Members not a natural person, neither the Company nor any Member will (1) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of the entity or to determine any fact or circumstance bearing on the existence of the authority of the individual, or
(2) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of the entity.

     IN WITNESS THEREOF, the undersigned have executed this Agreement, to be effective as of the date that the Articles of Organization of the Company are accepted for filing by the Secretary of State.




                         MEMBER:

WESTCO COMMUNITY BUILDERS, INC.,
a California corporation

By:       /s/ Britt Evans
Its: CEO


DOVER INVESTMENTS CORPORATION
a Delaware corporation

By:       /s/ Lawrence Weissberg
Its: President


               EXHIBIT A

CAPITAL CONTRIBUTION OF MEMBERS AND
     ADDRESSES OF MEMBERS AND
         MANAGER AS OF FEBRUARY 15, 2001



Member's Name:
Westco Community Builders, Inc.,
A California corporation
2406 Merced Street
San Leandro, CA 94577
Member's Capital Contribution:   $100
Member's Percentage Interest:     50%

Member's Name:
Dover Investments Corporation
A Delaware corporation
100 Spear Street, Suite 520
San Francisco, CA 94105
Member's Capital Contribution:
To be determined, but estimated to be
between $2 million and $3 million.
Member's Percentage Interest:     50%

Manager's Name:
Westco Community Builders, Inc.
Member's Address:
c/o Britt Evans
2406 Merced Street
San Leandro, CA 94577

Manager's Name:
Dover Investments Corporation
c/o Lawrence Weissberg
100 Spear Street, Suite 520
San Francisco, CA 94105